                                                                   Exhibit 10.19

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.


                 AMENDED AND RESTATED WARRANT TO PURCHASE STOCK

Issue Date:  April 6, 1992
Expiration Date:  July 7, 2000
Exercise Price:  $0.22
Number and Class of Stock:  83,333 shares of Common Stock


     THIS AMENDED AND RESTATED WARRANT (the "Warrant") is issued as of the Issue Date set forth above by DIGITRAN CORPORATION, a Delaware corporation (the "Company") for the benefit of SILICON VALLEY BANCSHARES (the "Holder").

     THIS WARRANT CERTIFIES THAT, for the agreed upon value of $1.00 and for other good and valuable consideration, the Holder is entitled to purchase 83,333 fully paid and nonassessable shares of the common stock, $.0025 par value per share (the "Shares"), of the Company, at the initial exercise price per Share (the "Warrant Price") as set forth above and as adjusted pursuant to Article 2 of this Warrant, subject to the provisions and upon the terms and conditions set forth of this Warrant.


ARTICLE 1.  EXERCISE AND EARLY TERMINATION.

     1.1 Method of Exercise. Holder may exercise this Warrant by delivering a duly executed Notice of Exercise in substantially the form attached as Appendix 1 hereto to the principal office of the Company. This Warrant shall be exercisable until the Expiration Date. Unless Holder is exercising the conversion right set forth in Section 1.2, Holder shall also deliver to the Company a check for the aggregate Warrant Price for the Shares being purchased.

     1.2 Conversion Right. In lieu of exercising this Warrant as specified in
Section 1.1, Holder may from time to time convert this Warrant, in whole or in part, into a number of Shares determined by dividing (a) the aggregate fair market value of the Shares or other securities otherwise issuable upon exercise of this Warrant minus the aggregate Warrant Price of such Shares by (b) the fair market value of one Share. The fair market value of the Shares shall be determined pursuant to Section 1.3.

     1.3 Fair Market Value. If the Shares are traded in a public market, the fair market value of the Shares shall be the closing price of the Shares reported for the business day immediately before Holder delivers its Notice of Exercise to the Company. If the Shares are not traded in a public market, the Board of Directors of the Company shall determine fair market value in its reasonable good faith judgment. The foregoing notwithstanding, if Holder advises the Board of Directors in writing that Holder disagrees with such determination, then the Company and Holder shall promptly agree upon a reputable investment banking firm to undertake such valuation. if the valuation of such investment banking firm is greater than that determined by the Board of Directors, then all fees and expenses of such investment banking firm shall be paid by the Company. In all other circumstances, such fees and expenses shall be paid by Holder.

     1.4 Delivery of Certificate and New Warrant. Promptly after Holder exercises or converts this Warrant, the Company shall deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised or converted and has not expired, a new Warrant representing the Shares not so acquired.

     1.5 Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, or surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

     1.6 Repurchase on Sale, Merger, or Consolidation of the Company.

     1.6.1. "Acquisition". For the purpose of this Warrant, "Acquisition" means any sale, license, or other disposition of all or substantially all of the assets of the Company, or any reorganization, consolidation, or merger of the Company where the holders of the Company's securities before the transaction beneficially own less than 50% of the outstanding voting securities of the surviving entity after the transaction.

     1.6.2. Assumption of Warrant. If upon the closing of any Acquisition the successor entity assumes the obligations of this Warrant, then this Warrant shall be exercisable for the same securities, cash, and property as would be payable for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on the record date for the Acquisition and subsequent closing. The Warrant Price shall be adjusted accordingly.

     1.6.3. Nonassumption. If upon the closing of any Acquisition the successor entity does not assume the obligations of this Warrant and Holder has not otherwise exercised this Warrant in full, then the unexercised portion of this Warrant shall be deemed to have been automatically converted pursuant to Section
1.2 and thereafter Holder shall participate in the acquisition on the same terms as other holders of the same class of securities of the Company.

ARTICLE 2.  ADJUSTMENTS TO THE SHARES.

     2.1 Stock Dividends, Splits, Etc. If the Company declares or pays a dividend on its common stock payable in common stock, or other securities, subdivides the outstanding common stock into a greater amount of common stock, or, if the Shares are securities other than common stock, subdivides the Shares in a transaction that increases the amount of common stock into which the Shares are convertible, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend or subdivision occurred.

     2.2 Reclassification, Exchange or Substitution. Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant, Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. Such an event shall include any automatic conversion of the outstanding or issuable securities of the Company of the same class or series as the Shares to common stock pursuant to the terms of the Company's Certificate of Incorporation upon the closing of a registered public offering of the Company's common stock.

The Company or its successor shall promptly issue to Holder a new Warrant for such new securities or other property. The new Warrant shall provide for adjustments which shall be as nearly equivalent of the new Warrant. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

     2.3 Adjustments for Combinations, Etc. If the outstanding Shares are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased.

     2.4 Adjustments for Diluting Issuances. The Warrant Price and the number of Shares issuable upon exercise of this Warrant or, if the Shares are Preferred Stock, the number of shares of common stock issuable upon conversion of the Shares, shall be subject to adjustment, from time to time in the manner set forth on Exhibit A in the event of Diluting Issuances (as defined on Exhibit A).

     2.5 No Impairment. The Company shall not, by amendment of its Certificate of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Article 2 and in taking all such action as may be necessary or appropriate to protect Holder's rights under this Article against impairment. If the Company takes any action affecting the Shares or its common stock other than as described above that adversely affects Holder's rights under this Warrant, the Warrant Price shall be adjusted downward and the number of Shares issuable upon exercise of this Warrant shall be adjusted upward in such a manner that the aggregate Warrant Price of this Warrant is unchanged.

     2.6 Reservation of Shares. The Company will at all times reserve and keep available out of its authorized but unissued common stock, solely for issuance, sale and delivery upon the exercise or conversion of this Warrant, a number of shares of common stock equal to the number of shares of common stock issuable upon the exercise of this Warrant.

     2.7 Fractional Shares. No fractional shares shall be issuable upon exercise or conversion of the Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional share interest by paying Holder an amount computed by multiplying the factional interest by the fair market value of a full Share.

     2.8 Certificate as to Adjustments. Upon each adjustment of the Warrant Price, the Company at its expense shall promptly compute such adjustment, and furnish Holder with a certificate of its Chief Financial officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Warrant Price in effect upon the date thereof and the series of adjustments leading to such Warrant Price.


ARTICLE 3.  REPRESENTATIONS AND COVENANTS OF THE COMPANY.

     3.1 Representations and Warranties. The Company hereby represents andwarrants to the Holdern as follows:

          (a) The initial Warrant Price referenced on the first page of this Warrant is not greater than the fair market value of the Shares as of the date of this Warrant.

          (b) All Shares which may be issued upon the exercise of the purchase right represented by this Warrant shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

          (c) The authorized and issued and outstanding capital stock of the company is as set forth on Exhibit B. All the outstanding shares of capital stock of the Company have been duly authorized, are validly issued and are fully paid and nonassessable. Except as set forth in Exhibit B, (i) there are no options, warrants or rights to purchase shares of capital stock or other securities of the Company authorized, issued or outstanding, nor is the Company obligated in any other manner to issue shares of its capital stock or other securities; (ii) there are no restrictions on the transfer of shares of capital stock of the Company other than those imposed by federal and relevant state securities laws; and (iii) no bolder of any security of the Company is entitled to preemptive or similar statutory or contractual rights, either arising pursuant to any agreement or instrument to which the Company is a party, or which are otherwise binding upon the Company. Neither the issuance of this Warrant nor the shares of Common Stock issued upon any exercise or conversion of this Warrant will result in an adjustment under the antidilution or exercise rights of any holders of any outstanding shares of capital stock of the Company. The offer and sales of all shares of capital stock and other securities of the Company issued before the date of this Warrant complied with or were exempt from the registration requirements of all federal and state securities laws.

     3.2 Notice of Certain Events. If the Company proposes at any time (a) to declare any dividend or distribution upon its common stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend;
(b) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights;
(c) to effect any reclassification or recapitalization of common stock; (d) to merge or consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; or (e) offer holders of registration rights the opportunity to participate in an underwritten public offering of the company's securities for cash, then, in connection with each such event, the Company shall give Holder (1) at least 20 days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of common stock will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (c) and (d) above; (2) in the case of the matters referred to in
(c) and (d) above at least 20 days prior written notice of the date when the same will take place (and specifying the date on which the holders of common stock will be entitled to exchange their common stock for securities or other property deliverable upon the occurrence of such event); and (3) in the case of the matter referred to in (e) above, the same notice as is given to the holders of such registration rights.

     3.3 Information Rights. So long as the Holder holds this Warrant and/or any of the Shares, the Company shall deliver to the Holder (a) promptly after mailing, copies of all notices or other written communications to the shareholders of the Company, (b) within ninety (90) days after the end of each fiscal year of the Company, the annual audited financial statements of the Company certified by independent public accountants of recognized standing and
(c) within forty-five (45) days after the end of each of the first three quarters or each fiscal year, the Company's quarterly, unaudited financial statements.

     3.4 Registration under Securities Act of 1933, As Amended. The Company agrees that the Shares shall be subject to the registration rights set forth in that certain Fourth Investor Rights Agreement dated as of January 12, 1995, by and among the Company and the persons signatories thereto.

ARTICLE 4.  MISCELLANEOUS.

     4.1 Term: Notice of Expiration. This Warrant is exercisable, in whole or in part, at any time and from time to time on or before the Expiration Date set forth above. The Company shall give Holder written notice of Holder's right to exercise this Warrant in the form attached as Appendix 2 hereto not more than 90 days and not less than 30 days before the Expiration Date. If the notice is not so given, the Expiration Date shall automatically be extended until 30 days after the date the Company delivers the notice to Holder.

     4.2 Legends. This Warrant and the Shares shall be imprinted with a legend in substantially the following form:

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

     4.3 Compliance with Securities Laws on Transfer. This Warrant and the Shares issuable upon exercise of this Warrant may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, reasonably requested by the Company). The Company shall not require Holder to provide an opinion of counsel if the transfer is to an affiliate of Holder or if there is no material question as to the availability of current information as referenced in Rule 144(c), Holder represents that it has complied with Rule 144(d) and (e) in reasonable detail, the selling broker represents that it has complied with Rule 144(f), and the Company is provided with a copy of Holder's notice of proposed sale.

     4.4 Transfer Procedure. Subject to the provisions of Section 4.2, Holder may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant by giving the Company notice of the portion of the Warrant being transferred setting forth the name, address and taxpayer identification number of the transferee and surrendering this Warrant to the Company for reissuance to the transferees) (and Holder if applicable). Unless the Company is filing financial information with the client pursuant to the Securities Exchange Act of 1934, the Company shall have the right to refuse to transfer any portion of this Warrant to any person who directly competes with the Company.

     4.5 Notices. All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid, to the Company at Digitran Corporation, 379 Thornall Street, Edison, NJ 08837, Attn: Chief Financial Officer or to the Holder at: Silicon Valley Bank, 45 William Street, Wellesley, Massachusetts 02181, Attn: Joan Parsons, Vice President, with a copy to Dennis Uyemura, Chief Financial Officer, Silicon Valley Bancshares, 2248 North First Street, San Jose, California 95121, or at such other address as may have been furnished to the Company or the Holder, as the case may be, in writing by the Company or such holder from time to time.

     4.6 Waiver. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

     4.7 Attorneys Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys' fees.

     4.8 Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of California, without giving effect to its principles regarding conflicts of law.

     4.9 Amendment and Restatement of Warrant. In order to induce Silicon Valley Bank, a California chartered bank and a subsidiary of the Holder, to enter into a Credit Agreement for the benefit of the Company, as amended, dated as of July 7, 1995, the Company desires to hereby amend and restate in its entirety that certain warrant to purchase shares of its stock issued to Holder by the Company on April 6, 1992 (the "Original Warrant"), in order to extend the expiration date and adjust the exercise price. No other change, including without limitation, any change to the Issue Date, is intended to be effected hereby.

                       DIGITRAN CORPORATION


                       By /s/ Thomas F. Muranski
                          -----------------------------
                       Name Thomas F. Muranski
                                (Print)

                       Title:    President

                       By /s/ Peter S. Macaluso
                          -----------------------------
                       Name Peter S. Macaluso
                                (Print)

                       Title:   Chief Financial Officer, Secretary

                                   APPENDIX I

                               NOTICE OF EXERCISE


     1. The undersigned hereby elects to purchase _____ shares of the Common Stock of Digitran Corporation pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

     1. The undersigned hereby elects to convert the attached Warrant into Shares/cash (strike one) in the manner specified in the Warrant. This conversion is exercised with respect to ______ the Shares covered by the Warrant.

          [Strike paragraph that does not apply.]


     2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:



                                     -------------------------------------------
                                     (Name)





                                    --------------------------------------------

                                    --------------------------------------------
                                    (Address)


     3. The undersigned represents it is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.



                                   ---------------------------------------------
                                   (Signature)




- ------------------
     (Date)

                                   APPENDIX 2

                     NOTICE THAT WARRANT IS ABOUT TO EXPIRE


Silicon Valley East
45 William Street
Wellesley, Massachusetts 02181
     Attn:    Joan S. Parsons
     Vice President

Dear Ms. Parsons:

     This is to advise you that the Warrant issued to you described below will expire on July 7, 2000.

     Issuer:  Digitran Corporation

     Issue Date:  April 6, 1992

     Class of Security Issuable:  Common Stock

     Exercise Price per Share:  $0.22

     Procedure for Exercise:

     Please contact [name of contact person at (phone number) with any questions you may have concerning exercise of the Warrant. This is your only notice of pending expiration.


                       DIGITRAN CORPORATION
                       (Name of Issuer)

                       By:
                          ----------------------------------
                       Its:
                          ----------------------------------

                                    EXHIBIT A

                            ANTI-DILUTION PROVISIONS
             (FOR COMMON STOCK WARRANTS WHERE EXERCISE PRICE EQUALS
          PRICE OF PREFERRED STOCK WHICH HAS ANTI-DILUTION PROTECTION)


     In the event of the issuance (a "Diluting Issuance") by the Company, after the Issue Date of the Warrant, of securities at a price per share less than the then conversion price of the Company's Series E Preferred Stock, then the number of Shares issuable upon exercise of the Warrant shall be adjusted as a result of Diluting Issuances in the same proportion as the number of shares of common stock issuable upon conversion of the Company's Series E Preferred Stock (the "Preferred Stock") are adjusted pursuant to those provisions (the "Provisions") of the Company's Certificate of Incorporation which adjust the conversion price of the Preferred Stock in the event of Diluting Issuances.

     The Company agrees that the Provisions, as in effect on the Issue Date, shall be amended to conform to any subsequent amendment, waiver or termination thereof by the Company's shareholders and shall terminate upon the conversion of the Preferred Stock.

     Under no circumstances shall the aggregate Warrant Price payable by the Holder upon exercise of the Warrant increase as a result of any adjustment arising from a Diluting Issuance.

                                   APPENDIX 1

                               NOTICE OF EXERCISE


     1. The undersigned hereby elects to purchase shares of the Common Stock of Digitran Corporation pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

     2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

         Silicon Valley Bancshares
         2248 North First Street
         San Jose, CA 95121

     3. The undersigned represents it is acquiring the shares solely for the account of Silicon Valley Bancshares and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.


                       SILICON VALLEY BANCSHARES


                       By:
                          ------------------------------------

                       Name:
                            ----------------------------------

                       Title:
                             ---------------------------------

- ------------------
     (Date)

                                   APPENDIX 2

                     NOTICE THAT WARRANT IS ABOUT TO EXPIRE



Silicon Valley East
45 William Street
Wellesley, Massachusetts 02181

Attn:    Joan S. Parsons
     Vice President

Dear Ms. Parsons:

     This is to advise you that the Warrant issued to you described below will expire on July 7, 2000.

     Issuer: Digitran Corporation

     Issue Date: July 7, 1995

     Class of Security Issuable: Common

     Exercise Price per Share:  $0.22

     Procedure for Exercise:

     Please contact [name of contact person at (phone number)] with any questions you may have concerning exercise of the Warrant. This is your only notice of pending expiration.


                       Digitran Corporation


                       By:
                          ------------------------------------

                       Its:
                          ------------------------------------

                                    EXHIBIT A

                            ANTI-DILUTION PROVISIONS

     In the event of the issuance (a "Diluting Issuance") by the Company, after the Issue Date of the Warrant, of securities at a price per share less than the then conversion price of the Company's Series E Preferred Stock, then the number of Shares issuable upon exercise of the Warrant shall be adjusted as a result of Diluting Issuances in the same proportion as the number of shares of common stock issuable upon conversion of the Company's Series E Preferred Stock (the "Preferred Stock") are adjusted pursuant to those provisions (the "Provisions") of the Company's Fourth Amended and Restated Certificate of Incorporation which adjust the conversion price of the Preferred Stock in the event of Diluting Issuances.*

     The Company agrees that the Provisions, as in effect on the Issue Date, shall be deemed to remain in full force and effect for purposes of this Warrant during its term notwithstanding (a) any subsequent amendment, waiver or termination thereof by the Company's shareholders or (b) the conversion of the Preferred Stock.

     Under no circumstances shall the aggregate Warrant Price payable by the Holder upon exercise of the Warrant increase as a result of any adjustment arising from a Diluting Issuance.


- --------
* Assumes our exercise price of $.22 per share is the same as the conversion price of the Series E Preferred Stock.

                         Exhibit B


                   DIGITRAN CORPORATION
                      CAPITALIZATION
                          4/30/95

                                           Authorized          Issued
                                           ----------          ------

          Preferred Stock
          Series A                          1,400,000        1,400,000
          Series B                          4,000,000        3,516,600
          Series C                          8,700,000        8,329,526
          Series D                         26,600,000       26,432,903
          Series E                         19,500,000       19,090,899
                                           60,200,000       58,769,928


          Common Stock                     75,000,000        2,946,184